                                                                   EXHIBIT 10.34



                                                                       NO. PCW-2


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                       WARRANT TO PURCHASE 887,665 SHARES
               OF SERIES C PREFERRED STOCK OF WIRE NETWORKS, INC.
                          (VOID AFTER AUGUST 19, 2000)


         This certifies that HC CROWN CORP. or its assigns (the "Holder"), for value received, is entitled to purchase from WIRE NETWORKS, INC., a California corporation (the "Company"), having a place of business at 1820 Gateway Drive, Suite 150, San Mateo, California 94404, a maximum of eight hundred eighty-seven thousand six hundred sixty-five (887,665) fully paid and nonassessable shares of the Company's Series C Preferred Stock ("Series C Preferred Stock") for cash at a price of three dollars and four cents ($3.04) per share (the "Stock Purchase Price") at any time or from time to time up to and including 5:00 p.m. (Pacific time) on August 19, 2000 (the "Expiration Date"), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Company shall deliver notice of an Initial Public Offering to the Holder at least 20 days prior to the closing thereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

         This Warrant is subject to the following terms and conditions:

         1.       EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

                  1.1 GENERAL. This Warrant is exercisable at the option of the Holder of record hereof, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Series C Preferred Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Series C Preferred Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of



                                       1.

the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of Series C Preferred Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Series C Preferred Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

                  1.2 NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Series C Preferred Stock is greater than the Stock Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election in which event the Company shall issue to the Holder a number of shares of Series C Preferred Stock computed using the following formula:

                           X = Y (A-B)
                               -------
                                  A

                  Where           X =       the number of shares of Series C
                                            Preferred Stock to be issued to the
                                            Holder

                                  Y =       the number of shares of Series C
                                            Preferred Stock purchasable under
                                            the Warrant or, if only a portion of
                                            the Warrant is being exercised, the
                                            portion of the Warrant being
                                            canceled (at the date of such
                                            calculation)

                                  A =       the fair market value of one share
                                            of the Company's Series C Preferred
                                            Stock (at the date of such
                                            calculation)

                                  B = Stock Purchase Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one share of Series C Preferred Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that in the event this Warrant is being exercised upon the Initial Public Offering, the fair market value per share shall be the product of (i) the per share offering price to the public of the Initial Public Offering, and (ii) the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible at the time of such exercise.



                                       2.

         2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Series C Preferred Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Series C Preferred Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Series C Preferred Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Series C Preferred Stock may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as set forth in Section 3 hereof) if the total number of shares of Series C Preferred Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Series C Preferred Stock then outstanding and all shares of Series C Preferred Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Series C Preferred Stock then authorized by the Company's Restated Articles of Incorporation.

         3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

                  3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Series C Preferred Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Series C Preferred Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

                  3.2 DIVIDENDS IN SERIES C PREFERRED STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the Holders of Series C Preferred Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,



                                       3.

                           (a) Series C Preferred Stock or any shares of stock
or other securities which are at any time directly or indirectly convertible into or exchangeable for Series C Preferred Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

                           (b) any cash paid or payable otherwise than as a cash
dividend; or

                           (c) Series C Preferred Stock or additional stock or
other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Series C Preferred Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.1 above);

then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Series C Preferred Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Series C Preferred Stock as of the date on which holders of Series C Preferred Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

                  3.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Series C Preferred Stock shall be entitled to receive stock, securities, or other assets or property (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Series C Preferred Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Series C Preferred Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; provided, however, that in the event the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of the Series C Preferred Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Stock Purchase Price hereof effective at the time of a merger and securities received in such reorganization, if any, are publicly traded, then this Warrant shall expire unless exercised prior to such Organic Change. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall



                                       4.

thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

                  3.4 CERTAIN EVENTS. If any change in the outstanding Series C Preferred Stock of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

                  3.5 NOTICES OF CHANGE.

                           (a) Immediately upon any adjustment in the number or
class of shares subject to this Warrant and of the Stock Purchase Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                           (b) The Company shall give written notice to the
Holder at least 10 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

                           (c) The Company shall also give written notice to the
Holder at least 20 business days prior to the date on which an Organic Change shall take place.

                  3.6 Notwithstanding this Section 3, the Stock Purchase Price shall be adjusted as follows:

                           (a) During the period August 19, 1998 to August 19,
1999, the Stock Purchase Price shall be equal to three dollars and ninety-five cents ($3.95) per share solely for the number of shares of Series C Preferred Stock equal to (i) the number of shares of Series C Preferred Stock that US WEST Interactive Services, Inc. ("US WEST") has exercised to date under that certain Warrant Purchase Agreement dated as of July 7, 1997 (the "US WEST Warrant") plus
(ii) one-half of the remaining number of shares of Series C Preferred Stock issuable upon exercise of this Warrant; and

                           (b) During the period August 19, 1999 to the
Expiration Date, the Stock Purchase Price shall be equal to five dollars and fourteen cents ($5.14) per share solely for the number of shares of Series C Preferred Stock equal to (i) the number of shares of Series C Preferred Stock that US WEST has exercised to date under the US WEST Warrant plus (ii) one-half of the remaining number of shares of Series C Preferred Stock issuable upon exercise of this Warrant.



                                       5.

                           (c) Notwithstanding Sections 3.6(a) and (b) above, in
the event US WEST exercises the US WEST Warrant, the Company shall provide Holder with prompt notice of such exercise by US WEST and the Holder shall have twenty (20) days from such notice to exercise all or any part of this Warrant for an exercise price equal to the initial Stock Purchase Price prior to any increase in the Stock Purchase Price pursuant to Sections 3.6(a) and (b) above.

         4. ISSUE TAX. The issuance of certificates for shares of Series C Preferred Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

         5. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Series C Preferred Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

         6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Series C Preferred Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

         7. WARRANTS TRANSFERABLE. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

         8. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the Holder of this Warrant and of the holder of shares of Series C Preferred Stock issued upon exercise of this Warrant, shall survive the exercise of this Warrant.



                                       6.

         9. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         10. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

         11. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Series C Preferred Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

         12. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

         13. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

         14. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                                       7.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 19th day of August, 1997.

                                        WIRE NETWORKS, INC.



                                        By:  /s/ Marleen McDaniel
                                            ------------------------------------
                                                Marleen McDaniel, President

ATTEST:



By:      /s/ Ellen Pack
   ------------------------------------
         Ellen Pack, Secretary



                                     WARRANT

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                                                  Date: _________________, 19___

WIRE Networks, Inc.

___________________
___________________

Attn:  President

Ladies and Gentlemen:

[ ] The undersigned hereby elects to exercise the warrant issued to it by WIRE Networks, Inc. (the "Company") and dated August _____, 1997 Warrant No. PCW-___ (the "Warrant") and to purchase thereunder _________________ shares of the Series C Preferred Stock of the Company (the "Shares") at a purchase price of _________________ Dollars ($__________) per Share or an aggregate purchase price of _________________ Dollars ($__________) (the "Purchase Price").

[ ] The undersigned hereby elects to convert _______________________ percent (____%) of the value of the Warrant pursuant to the provisions of Section 1.2 of the Warrant.

         Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer. The undersigned also makes the representations set forth on the attached Exhibit B of the Warrant.

                                        Very truly yours,

                                        ________________________________________

                                        By:_____________________________________

                                        Title:__________________________________



                                     WARRANT

                                    EXHIBIT B

                            INVESTMENT REPRESENTATION

THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED ALONG WITH THE SUBSCRIPTION FORM BEFORE THE SERIES C PREFERRED STOCK ISSUABLE UPON EXERCISE OF THE WARRANT DATED AUGUST 19, 1997, WILL BE ISSUED.

                                                     _____________________, 19__

WIRE Networks, Inc.
___________________
___________________

Attn:  President

Ladies and Gentlemen:

         The undersigned, _________________________ ("Purchaser"), intends to acquire up to ______________ shares of the Series C Preferred Stock (the "Series C Preferred Stock") of WIRE NETWORKS, INC. (the "Company") from the Company pursuant to the exercise or conversion of certain Warrants to purchase Series C Preferred Stock held by Purchaser. The Series C Preferred Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

         Purchaser is acquiring the Series C Preferred Stock for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Series C Preferred Stock in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law.

         Purchaser has been advised that the Series C Preferred Stock has not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter.

         Purchaser has been informed that under the 1933 Act, the Series C Preferred Stock must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule
144) is available with respect to any proposed transfer or disposition by Purchaser of the Series C Preferred Stock. Purchaser further agrees that the Company may refuse to permit Purchaser to sell, transfer or dispose of the Series C Preferred Stock (except as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required.

         Purchaser also understands and agrees that there will be placed on the certificate(s) for the Series C Preferred Stock, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. These shares have been acquired for investment and may not be sold or otherwise transferred in the absence of an effective registration statement for these shares under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company that registration is not required and that an applicable exemption is available."

         Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Series C Preferred Stock with Purchaser's counsel.

                                        Very truly yours,

                                        ________________________________________

                                        By:_____________________________________

                                        Title:__________________________________



                                     WARRANT